PACIFIC BUSINESS FUNDING

A MEMBER OF THE GREATER BAY BANCORP FAMILY

20195 Stevens Creek Boulevard • Suite #220 • Cupertino, California 95014

Tel. (408) 255-9300 • Fax (408) 255-9313

DOMESTIC FACTORING AGREEMENT

This Domestic Factoring Agreement (the "Domestic Agreement"), dated as of May 16, 2003, is entered into by and between Southwall Technologies Inc., a Delaware corporation ("Seller") having its principal place of business and chief executive office at the address set forth on Schedule 1 attached hereto, and Pacific Business Funding, a division of Cupertino National Bank ("Purchaser") having an office at the address identified above.

Recitals

A. Seller and Purchaser are parties to that certain Export-Import Bank Factoring Agreement of even date herewith (the "Exim Agreement"), together with related documents.

B. Seller and Purchaser desire in this Domestic Agreement to set forth their agreement with respect to a domestic facility.

C. Capitalized terms used in this Domestic Agreement shall have the meanings assigned to them in Section 12, Definitions. Schedules 1, 2 and 3 to this Domestic Agreement (the "Schedules") shall for all purposes be deemed to be a part of this Domestic Agreement and are incorporated herein.

  Purchase of Accounts.
    Schedule of Accounts. Seller may, at any time, request that Purchaser purchase Accounts. Any such request by Seller shall be made by delivering to Purchaser a Schedule of Accounts, in the form attached hereto as Exhibit A (the "Schedule of Accounts") which describes in detail the Accounts Seller is requesting Purchaser to purchase, including, (a) the name and address of the Account Debtor of each such Account, (b) the amount owed by the Account Debtor of each such Account, and (c) the date and number of the invoice evidencing each such Account. Each Schedule of Accounts shall be signed by an authorized representative of Seller. In addition, at the request of Purchaser, Seller shall deliver to Purchaser any other supporting documentation with respect to such Accounts, including all invoices, purchase orders, signed contracts, delivery receipts, timecards and other documents.
    Discretionary Approval of Accounts. Purchaser may, in its sole discretion, purchase any Account included in a Schedule of Accounts, but is under no obligation to purchase any such Account. Purchaser may exercise its sole discretion in approving each Account and the credit of each Account Debtor before purchasing any Account. Purchaser will only purchase an Account it deems to be an Eligible Account. In no event shall the aggregate amount of all outstanding Obligations exceed the amount set forth on Schedule 1 (the "Maximum Commitment").
    Payment of Advances; Creation of a Book Reserve.
      Upon approval, in Purchaser's sole discretion, of any of the Accounts described on a Schedule of Accounts, Purchaser shall pay to Seller as the purchase price for any approved Account the percent of the face amount of such approved Account as set forth on Schedule 1 (the "Advance"). Purchaser may, from time to time, in its discretion, upon notice to Seller, change the percentage of the Advance. Upon payment of the Advance to Seller, Purchaser shall create a reserve on Purchaser's book and records with respect to each Purchased Account in an amount equal to the face amount of the Purchased Account minus the Advance for such Purchased Account (the "Reserve"). Notwithstanding anything to the contrary in this Domestic Agreement, in no event shall the Reserve with respect to all Purchased Accounts outstanding at any time be less than the percent of the Account Balance set forth on Schedule 1. Purchaser, may in its discretion, upon notice to Seller, increase the percentage of the Reserve at any time.
      In addition, Seller may request that Purchaser purchase an Account without making an Advance. Upon approval of such Account in Purchaser's sole discretion, Purchaser may purchase such Account without making an Advance. Any such Account approved by Purchaser for purchase without an Advance shall be deemed a Purchased Account (each, a "Reserve Purchased Account"). Upon purchase of a Reserve Purchased Account the amount of the Reserve shall be increased by the face amount of such Account. Seller may, after Purchaser purchases a Reserve Purchased Account, request that Purchaser pay to Seller the Advance that would have been made to Seller at the time of purchase had Seller requested the Advance at such time, or any portion thereof. Purchaser may, in its reasonable discretion, elect to make an Advance with respect to a Reserve Purchased Account. If Purchaser elects to make such Advance, the Reserve shall be decreased by the amount of such Advance. If the Purchaser does not elect to make such Advance, the Seller may elect to have the Reserve Purchased Account reassigned to it provided no Event of Default has occurred. Notwithstanding the foregoing, in no event shall Purchaser make an Advance with respect to a Reserve Purchased Account if (i) an Event of Default or event that with notice, lapse of time or otherwise would constitute an Event of Default, has occurred and is continuing, (ii) Purchaser has made a Remittance from the Reserve after the date such Reserve Purchased Account was purchased, or (iii) after making such Advance and deducting such amount from the Reserve, the Reserve with respect to all Purchased Accounts then outstanding would be less than the percent of the Account Balance set forth on Schedule 1. Seller shall deliver to Purchaser a LOC Funding Summary and Advance Request form on each date Seller requests that Purchaser make an Advance with respect to a Reserve Purchased Account. Such requests must be made by 10:00 a.m. Pacific Standard Time each business day and are subject to Purchaser's approval.
    Transfer of Accounts. At the time Purchaser pays the Advance with respect to any Account in immediately available funds, such Account shall constitute a Purchased Account, and Seller hereby absolutely sells, transfers and assigns to Purchaser, all of Seller's right, title and interest in and to each Purchased Account. Seller also hereby sells, transfers and assigns to Purchaser all of the returned goods represented by each Purchased Account, all of Seller's rights and remedies as an unpaid seller under the California Commercial Code and other applicable law, including the rights of stoppage in transit, replevin, reclamation, and claim and delivery, and all Seller's rights in and to all security for each such Purchased Account and guaranties thereof, and all rights against third parties with respect thereto. Any goods recovered or received by Seller in connection with an Account shall be set aside marked with Purchaser's name, and held for Purchaser's account as owner.
    Collection of Accounts. Each Purchased Account shall be collected directly by the Purchaser. At the request of Purchaser, Seller and Purchaser shall jointly notify each Account Debtor by letter that Purchased Accounts owed by such Account Debtor have been assigned and are payable to Purchaser. Such notification shall be substantially in the form attached hereto as Exhibit B after transfer of the Account pursuant to Section 1.4. Seller shall not take or permit any action to change or revoke any notification without Purchaser's prior written consent and shall not request any Account Debtor to pay any Purchased Account to Seller. Notwithstanding the foregoing, in the event Seller receives any payments of any Purchased Accounts, Seller shall (A) immediately notify Purchaser of such payment, (B) hold such payment in trust and safekeeping for Purchaser, and (C) immediately turn over to Purchaser the identical checks, monies or any other forms of payment received, with any necessary endorsement or assignment. Purchaser shall have the right to endorse Seller's name on all payments received in connection with each Purchased Account and on any other proceeds of Collateral. If Purchaser receives a check or item which is payment for both a Purchased Account and a non-Purchased Account, the funds shall first be applied to the Purchased Account and, so long as there does not then exist an Event of Default or an event that with notice or lapse of time would constitute an Event of Default, the excess shall be remitted to Seller. In the event Purchaser receives any other payments of non-Purchased Accounts, Purchaser shall credit such collections to the Reserve; provided, that if any Event of Default or event that with notice or lapse of time or otherwise would constitute an Event of Default then exists, Purchaser shall have the right to apply such collections, which constitute Collateral, to reduce the Obligations.
    Full Recourse. The purchase by Purchaser of Purchased Accounts from Seller shall be with full recourse against Seller. Seller shall be liable for any deficiency in the event the Obligations exceed the amount of Purchased Accounts and the other Collateral.
  Fees and Customer Payments.
    Finance Fees. Seller shall pay to Purchaser on each Settlement Date, a finance fee in an amount equal to the per annum rate set forth on Schedule 1 of the average daily Obligations (other than any fees under this Domestic Agreement that are not yet due) outstanding during the Settlement Period ending on such Settlement Date (the "Finance Fees"). Such accrued Finance Fees shall be netted against the Reserve as described in Section 3.3. Upon notice by Purchaser to Seller that an Event of Default has occurred hereunder, the per annum rate of the Finance Fees applicable to all Obligations shall be equal to the Finance Fee rate per annum set forth on Schedule 1 plus two percent (2%); provided, that if the Event of Default is capable of being cured and is cured by the tenth (10th) day after such notice, the Finance Fee rate per annum shall be as set forth in Schedule 1.
    Administrative Fees. Seller shall pay to Purchaser on each Settlement Date, an Administrative Fee equal to the percent set forth on Schedule 1 of the face amount of each Account purchased by Purchaser during the Settlement Period ending on such Settlement Date (the "Administrative Fee"). All Administrative Fees shall be netted against the Reserve as described in Section 3.3.
    Commitment Fee. Seller shall pay to Purchaser on the date of this Domestic Agreement, and on each anniversary date of this Domestic Agreement, the Commitment Fee set forth on Schedule 1 (the "Commitment Fee"). All Commitment Fees shall be netted against the Reserve as described in Section 3.3. In the event that this Domestic Agreement is terminated in the first six (6) months following the date of this Domestic Agreement, the Commitment Fee shall be pro-rated on a weekly basis.
    Transaction Fee. In order to monitor and track Purchased Accounts, a transaction fee will be assessed by Purchaser based upon invoice and payment volume as set forth on Schedule 1 (the "Transaction Fees"). Seller shall pay to Purchaser the Transaction Fees set forth on Schedule 1 as and when set forth on Schedule 1. All Transaction Fees shall be netted against the Reserve as described in Section 3.3.
    Other Fees. Seller will pay to Purchaser the other fees and charges set forth in Schedule 1 as and when set forth on Schedule 1 ("Other Fees"). All Other Fees shall be netted against the Reserve as described in Section 3.3.
    Maximum Lawful Rate. In no event shall any charges that may constitute interest hereunder exceed the highest rate permitted under applicable law. In the event that a court of competent jurisdiction makes a final determination that Purchaser has received interest hereunder in excess of the maximum lawful rate, then such excess shall be deemed a payment of principal and the interest payable hereunder deemed amended to the amount payable under the maximum lawful rate.
    Crediting Customer Payments. To allow for application of payments and for purposes of computing Finance Fees, all payments shall be applied to the Obligations on that number of business days identified on Schedule 1 after payments are received by Purchaser (the "Customer Payments"). Payments received after 12:00 p.m. (Pacific Standard Time) on any business day shall be deemed to have been received on the following business day. So long as no Event of Default has occurred or is continuing, Purchaser shall credit such Customer Payment to the amount outstanding with respect to the Purchased Account for which such payment was made. If Purchaser receives a Customer Payment and is unable to identify where funds are to be applied, Purchaser shall inform Seller and hold said funds in suspense. Funds will remain in suspense and will not be considered an applied payment until Purchaser and Seller agree as to the application of funds. Customer Payments held in suspense will not be credited until after that number of business days identified on Schedule 1 after payments are the Customer Payment has been released from the suspense account. Notwithstanding the foregoing, upon the occurrence of an Event of Default and following the Termination Date, Seller hereby irrevocably waives the right to direct the application of any and all such payments received from or on behalf of Seller, and Seller hereby irrevocably agrees that Purchaser shall have the continuing exclusive right to apply any and all such payments, including Customer Payments, to the Obligations in such order and manner as Purchaser shall, in its sole discretion, determine. Notwithstanding the foregoing, if any Customer Payment is subsequently dishonored or Purchaser does not receive good funds for any reason, the amount of such uncollected Customer Payment shall be included in the Obligations as if such Customer Payment had not been received, and Finance Fees shall accrue thereon, and the credit to the Obligations shall be reversed.
    Optional Repurchase. Seller shall have the option at any time to repurchase any Purchased Accounts by paying the outstanding amount of all Advances with respect to such Purchased Account together with all Finance Fees and all other Obligations accrued and unpaid as of the date of such repurchase with respect to such Purchased Account and by paying a repurchase fee identified in Schedule 1 ("Repurchase Fee").
    Accounting. Purchaser shall deliver to Seller after each Settlement Date, a statement of Seller's account which shall include an accounting of the transactions of the Settlement Period, including the amount of all Finance Fees, Administrative Fees, Adjustments, Chargeback Amounts, Customer Payments and Purchased Accounts. The accounting shall constitute an account stated and shall be binding on Seller and deemed correct unless Seller delivers to Purchaser a written objection within thirty (30) days after such accounting is mailed to Seller.
  Adjustments, Chargebacks and Remittances.
    Adjustments. In the event any Account Debtor asserts any offset, defense, counterclaim, dispute, discount, allowance, right of return, right of recoupment, or warranty claim with respect to a Purchased Account, or pays less than the face amount of such Purchased Account (each, an "Adjustment"), Purchaser may, in its sole discretion, either (A) deduct the amount of the Adjustment multiplied by the Advance Rate that was applicable to such Purchased Account at the time it was purchased in calculating the Remittance, or (B) chargeback to Seller that portion of the Purchased Account with respect to which the Adjustment is asserted. Seller shall advise Purchaser immediately upon learning of any Adjustment asserted by any Account Debtor.
    Purchased Account No Longer Meeting Eligibility Requirements. In the event any Purchased Account fails to constitute an Eligible Account after the date it is purchased, Purchaser may, in its sole discretion, either (A) deduct the amount of such Purchased Account multiplied by the Advance Rate that was applicable to such Purchased Account at the time it was purchased, in calculating the Remittance, or (B) chargeback to Seller the Purchased Account that is no longer an Eligible Account. Seller shall advise Purchaser immediately upon learning of any Purchased Account that is no longer an Eligible Account. Purchaser shall provide reasonable notice to Seller of any Purchased Account that is no longer an Eligible Account.
    Chargebacks. Purchaser shall have the right to charge back to Seller any Purchased Account:
      which remains unpaid ninety (90) calendar days after the invoice date;
      with respect to which there has been a breach of any warranty, representation, covenant or agreement set forth in this Domestic Agreement;
      with respect to which the Account Debtor asserts any Adjustment;
      which is no longer an Eligible Account; or
      which is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, insolvency proceeding, assignment for the benefit of creditors, receivership or insolvency proceeding, or that has become insolvent (as defined in the United States Bankruptcy Code) or that is generally not paying its debts as such debts become due.

    Upon demand by Purchaser, Seller shall pay to Purchaser the full face amount of any Advances with respect to any Purchased Account which has been charged back to Seller pursuant to this Section 3.3, or to the extent partial payment has been made, the amount by which the face amount of any Advances with respect to such Purchased Account which has been charged back to Seller exceeds such partial payment, together with any attorneys' fees and costs incurred by Purchaser in connection with collecting such Purchased Account (collectively, the "Chargeback Amount"). Purchaser shall advise Seller regarding how the Chargeback Amount shall be paid, which may be by any one or a combination of the following, in Purchaser's sole discretion: (1) payment in cash immediately upon demand; (2) deduction from or offset against any Remittance that would otherwise be payable to Seller; (3) payment from any Advances that may otherwise be made to Seller; (4) adjustment to the Reserve pursuant to Section 1.3 hereof; or (5) delivery of substitute Accounts and a Schedule of Accounts acceptable to Purchaser, which Accounts shall constitute Purchased Accounts.

    Remittance. Purchaser shall, in its sole discretion, remit to Seller within five (5) business days after the next Settlement Date, or within five (5) business days after the end of each calendar month, the amount, if any, that Purchaser owes to Seller at the end of the Settlement Period or for all Settlement Periods ending during the immediately preceding month if Purchaser elects to make such remittance to Seller after the end of a calendar month, based on the following calculations set forth below (the "Remittance"); provided, that if there then exists any Event of Default or any event or condition that with notice or lapse of time would constitute an Event of Default, Purchaser shall not be obligated to remit any payments to Seller. If the amount resulting from the following calculation is a positive number, such amount is the amount of the Remittance for such Settlement Period. If the resulting amount is a negative number, such amount is the amount owed by Seller to Purchaser.

    The calculations to be used are as follows:

      The sum of the following:
        The Reserve as of the beginning of the subject Settlement Period, plus
        The Reserve created for each Account purchased during the subject Settlement Period;

      MINUS

      The sum of the following:
        Finance Fees accrued during the subject Settlement Period; plus
        Administrative Fees accrued during the subject Settlement Period; plus
        Commitment Fee accrued during the subject Settlement Period; plus
        Transaction Fees accrued during the subject Settlement Period; plus
        Other Fees accrued during the subject Settlement Period; plus
        Adjustments during the subject Settlement Period if Purchaser has not charged back such Purchased Account or a portion of such Purchased Account for which the Adjustment is asserted; plus
        The face amount of any Purchased Account no longer deemed to be an Eligible Account, multiplied by the Advance Rate applicable to such Account at the time it was purchased, if Purchaser has not charged back such Purchased Account;
        Chargeback Amounts, to the extent Purchaser has agreed to accept payment of any such Chargeback Amount by deduction from the Remittance; plus
        All reasonable professional fees and expenses as set forth in Section 9 for which oral or written demand has been made by Purchaser during the subject Settlement Period; plus
        The Reserve for the Account Balance as of the first day of the following Settlement Period in the minimum percentage set forth in Section 1.3 hereof.

  If the foregoing calculations result in a Remittance payable to Seller, Purchaser shall make such payment, subject to Purchaser's rights of offset and recoupment, and its right to deduct any Chargeback Amount as set forth in Section 3.2. If the foregoing calculations result in an amount due to Purchaser from Seller, Seller shall make such payment by any one or a combination of the methods set forth in Section 3.2 hereof for chargebacks, as determined by Purchaser in its discretion.

  Power of Attorney. Seller hereby appoints Purchaser and its designees as Seller's true and lawful attorney in fact, to exercise in Purchaser's discretion, and regardless of whether an Event of Default is then existing, all of the following powers, such powers being coupled with an interest: (A) to notify all Account Debtors with respect to the Purchased Accounts to make payment directly to Purchaser; (B) to receive, deposit, and endorse Seller's name on all checks, drafts, money orders and other forms of payment relating to the Purchased Accounts; (C) to demand, collect, receive, sue and give releases to any Account Debtor for the monies due or which may become due on or in connection with the Purchased Accounts; (D) to compromise, prosecute, or defend any action, claim, case, or proceeding relating to the Purchased Accounts, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Purchaser's name or Seller's name, as Purchaser may elect; (E) to sell, assign, transfer, pledge, compromise, or discharge any Purchased Accounts; (F) to receive, open, redirect and dispose of all mail addressed to Seller for the purpose of collecting the Purchased Accounts and to take all the actions permitted in subsection (B) above with respect to any payments in any such mail; (G) to execute in the name of Seller and file against Seller in favor of Purchaser such financing statements and other agreements as Purchaser deems necessary to evidence or perfect its security interest in the Purchased Accounts and the other Collateral; and (H) to do all acts and things necessary or expedient, in furtherance of any such purposes. Upon the occurrence of an Event of Default, all of the power of attorney rights granted by Seller to Purchaser hereunder shall be applicable with respect to all Collateral.
  Continuing Representations, Warranties and Covenants. To induce Purchaser to enter into this Domestic Agreement and purchase Accounts, and with full knowledge that Purchaser is relying on the truth and accuracy of the following in determining whether to purchase any Account, Seller hereby, and on each date that it delivers a Schedule of Accounts to Purchaser, represents, warrants, covenants and agrees as follows, which representations, warranties, covenants and agreements shall survive the execution and delivery of this Domestic Agreement and each Schedule of Accounts:
      The information contained in each Schedule of Accounts is true and correct;
      Each Schedule of Accounts is signed by an authorized representative of Seller, and Purchaser shall have the right to rely on such signature as an authorized signature of Seller;
      Seller is the sole and absolute owner of each Account described in each Schedule of Accounts and has the legal right to sell, transfer, and assign such Account to Purchaser;
      Seller has performed all obligations required by the Account Debtor in connection with each Account described in each Schedule of Accounts and payment of each such Account is not contingent upon the fulfillment of any obligation or contract, past or future;
      Each Account described on each Schedule of Accounts is correctly stated therein, is not to the knowledge of Seller in dispute, is presently and unconditionally owing at the time stated in the invoice evidencing such Account as attached to the Schedule of Accounts, is not past due or in default, represents a bona fide indebtedness arising from the actual sale of goods or performance of services to an Account Debtor in the ordinary course of Seller's business which has been received and finally accepted by the Account Debtor;
      To Seller's knowledge, each Account set forth on each Schedule of Accounts is not subject to any offset, defense or counterclaim of any kind, whether bona fide or otherwise, and no agreement has been made under which the Account Debtor may claim any deduction or discount except as otherwise stated in the Schedule of Accounts;
      Each Account Debtor identified on each Schedule of Accounts is liable for the amount set forth on such Schedule of Accounts and, to Seller's knowledge, will not object to the payment for, or the quality or the quantity of the goods or services to which any Account described on such Schedule of Accounts relates;
      Seller, and to Seller's best knowledge, each Account Debtor set forth in each Schedule of Accounts, is and shall remain solvent in that the present saleable value of such entity's assets exceeds the total of such entity's liabilities;
      Seller has not, as of the time Seller accepts an Advance from Purchaser, filed or had filed against it a petition for relief under the United States Bankruptcy Code;
      Except for equipment liens set forth on the Schedule of Liens, each Account and all other Collateral are free and clear of any and all liens, security interests and encumbrances of any kind, other than those in favor of Purchaser, or otherwise permitted by this Domestic Agreement, or approved in writing by Purchaser, and Seller will not assign, transfer, or grant any lien or security interest in any Accounts or other Collateral to any other party, without Purchaser's prior written consent unless such assignment, transfer or grant of any lien or security interest relates to any refinancing of any equipment which was not financed by Purchaser to secure the purchase price, lease or refinancing of such equipment;
      Seller has not sold, assigned, transferred, pledged or otherwise conveyed any Purchased Accounts to any party other than Purchaser, and Seller shall not sell, assign, transfer, pledge or otherwise convey any Collateral without Purchaser's prior consent, except as permitted pursuant to this Domestic Agreement and for the sale of Accounts to Purchaser and the sale of finished inventory in Seller's normal course of business;
      Seller's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Seller (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Seller's state of incorporation or organization or a statement that no such number has been issued, Seller's state of incorporation or other organization, tax identification number, prior names and existing and prior trade names, the location of Seller's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral, are set forth on Schedule 1. Seller has only one state of incorporation or organization;
      Seller shall pay all of its normal gross payroll for employees, and all federal and state taxes, as and when due, including all payroll and withholding taxes and state sales taxes (unless such taxes are being reasonably protested by Seller and for which adequate reserves have been made);
      Seller shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Purchaser; and
      Seller acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement created pursuant to this agreement or any other agreement between Seller and Purchaser without the prior written consent of Purchaser and agrees that it will not do so without the prior written consent of Purchaser, subject to Seller's rights under Section 9509(d)(2) of the Code.
      Schedule 2 to this Domestic Agreement contains a true, correct and complete list of all copyrights, patents, trademarks, and licenses of the same owned or used by Seller as of the date of this Domestic Agreement, together with application or registration numbers, where applicable.
      Schedule 3 to this Domestic Agreement contains a true, correct and complete list of (a) all banks and other financial institutions at which Seller maintains any deposit accounts, including any checking account, savings account, or certificate of deposit, and (b) institutions at which Seller maintains accounts holding investment property owned by Seller, including any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes. Schedule 3 correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefore.
      Seller shall not extend credit to an Account Debtor beyond net 30 days or the time set forth on the face amount of the invoice representing the Purchased Accounts, without the prior written consent of Purchaser;
      Seller shall not, without the prior written consent of Purchaser, directly or indirectly, by operation of law or otherwise, (a) form or acquire any subsidiary, or (b) merge or amalgamate with, consolidate with, acquire all or substantially all of the assets or shares of, or otherwise combine with or acquire, any person or entity;
      Seller shall not, without the prior written consent of Purchaser, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any person or entity, through the direct or indirect lending of money, holding of securities or otherwise;
      Seller shall not enter into any lending or borrowing transaction with any employees except for (a) loans to employees for business expenses, travel, moving expenses and other reasonable expenses in the ordinary course of business provided such loans do not exceed $50,000 in the aggregate at any time, and (b) that certain existing loan to Seller's chief executive officer existing on the closing date of this Domestic Agreement provided such loan does not exceed the principal face amount of $150,000 at any time; and
      Seller makes the other covenants to Purchaser as set forth in Schedule 1.
  Grant of Security Interest; Other Agreements.
    Grant of Security Interest. To secure the prompt payment and performance of all of Seller's Obligations to Purchaser, Seller hereby grants to Purchaser a continuing lien upon and security interest in, and right of set off with respect to, all of Seller's right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, Seller, and regardless of where located, including the following (collectively, the "Collateral"):
      All goods and equipment now owned or hereafter acquired, including, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;
      All inventory, now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Seller's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;
      All contract rights and general intangibles now owned or hereafter acquired, including goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;
      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Seller arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Seller, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Seller;
      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter-of-credit rights, supporting obligations, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Seller's books relating to the foregoing;
      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;
      All farm products, crops, timber, minerals and the like (including oil and gas);
      the commercial tort claims described on Schedule 1; and
      All Seller's books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

    Notwithstanding the foregoing, the term "Collateral" shall not include any property of Seller located in Germany not financed by Purchaser (the "Seller's German Property") or any equipment not financed by purchaser set forth on the Schedule of Liens to the extent the granting of a security interest therein is prohibited by or would constitute a default under any agreement or document between the Seller and Deutsche Bank, IKB Deutsche Industriebank, European Investment Bank, or the German government with respect to the Seller's German Property or financing agreement governing such equipment (but, in each case, only to the extent such prohibition is enforceable under applicable law); provided that (i) upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; (ii) the provisions of this paragraph shall in no case exclude from the definition of "Collateral" any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, all of which shall at all times constitute "Collateral"; and (iii) the aggregate value of the Seller's German Property shall in no event exceed forty (40%) of Seller's personal property.

    Authorization to File Financing Statements. Seller hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that describe the Collateral. Seller also ratifies its authorization for Purchaser to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
    Delivery of Originals. At the request of Purchaser, Seller shall deliver to Purchaser the originals of all instruments, certificated securities, chattel paper and documents evidencing or related to Purchased Accounts and other Collateral.
    Acknowledgment From Bailees. Seller shall use reasonable efforts to obtain signed acknowledgments of Purchaser's security interests from bailees having possession of Seller's goods that they hold for the benefit of Purchaser.
    Delivery of Control Letters. At the request of Purchaser, Seller shall obtain authenticated control letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Seller.
    Banking Relationship. Seller shall at all times maintain its banking relationship (to include Seller's general checking account, payroll account and other deposit accounts) with a member bank of Greater Bay Bancorp and, on the date of this Domestic Agreement, all deposit accounts of Seller are located with a member bank of Greater Bay Bancorp.
    Letters of Credit. If Seller is or becomes the beneficiary of a letter of credit, Seller shall promptly, and in any event within two (2) business days after becoming a beneficiary, notify Purchaser thereof and, at the request of Purchaser, enter into a tri-party agreement with Purchaser and the issuer and/or confirmation bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Purchaser.
    Electronic Chattel Paper. Seller shall take all steps necessary to grant the Purchaser control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
    Commercial Tort Claims. Seller shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Purchaser of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Purchaser, Seller shall enter into a supplement to this Domestic Agreement, granting to Purchaser a security interest in such commercial tort claim.
  Default. The occurrence of any one or more of the following shall constitute an event of default under this Domestic Agreement (each, an "Event of Default"):
      Seller fails to pay any amount owed to Purchaser as and when due under this Domestic Agreement or fails to pay any other Obligations as and when due;
      Any warranty or representation by Seller to Purchaser under this Domestic Agreement is incorrect or untrue when made or thereafter becomes untrue or incorrect;
      Seller fails to perform or breaches any covenant or agreement set forth in this Domestic Agreement or any other agreement between Purchaser and Seller;
      There shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of Seller's assets;
      Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due;
      Any involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Accounts or the other Collateral;
      An event of default shall occur under any guaranty executed by any guarantor of the Obligations, or any material provision of any such guaranty shall for any reason cease to be valid or enforceable or any such guaranty shall be repudiated or terminated, including by operation of law; or
      A default or event of default shall occur under any agreement between Seller and any creditor of Seller that has entered into a subordination agreement with Purchaser.
  Remedies Upon Default. Upon the occurrence of an Event of Default, Purchaser may, without notice, (A) without implying any obligation to buy Accounts, cease buying Accounts; (B) accelerate the payment of all Obligations by requiring Seller to repurchase all or any portion of the Purchased Accounts then outstanding for cash in an amount equal to the Advance made for each Purchased Account and all accrued Finance Fees, Administrative Fees, attorneys' fees and other Obligations then outstanding, which Obligations shall be due and payable in full without demand; (C) exercise all the rights and remedies under this Domestic Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code. Without limiting the generality of the foregoing, Purchaser may (1) exercise all of the power of attorney rights described in Section 4 with respect to all Collateral, and (2) collect, dispose of, sell, lease, use, and realize upon all Purchased Accounts and other Collateral in any commercially reasonable manner. Seller and Purchaser agree that any notice of sale required to be given to Seller shall be deemed to be reasonable if given five (5) days prior to the date on or after which any sale may be held. All remedies set forth herein shall be cumulative and none exclusive.
  Attorneys' Fees. Seller shall pay to Purchaser immediately upon demand, all costs and expenses, including reasonable fees and expenses of attorneys and other professionals, that Purchaser incurs in connection with any and all of the following: (A) preparing, amending, supplementing, negotiating and enforcing this Domestic Agreement, or any other agreement executed in connection herewith; (B) perfecting, protecting or enforcing Purchaser's interest in the Purchased Accounts and the other Collateral; (C) collecting the Purchased Accounts and the Obligations; (D) defending or in any way addressing claims made or litigation initiated by or against Purchaser as a result of Purchaser's relationship with Seller or any guarantor; and (E) representing Purchaser in connection with any bankruptcy case or insolvency proceeding involving Seller, any Purchased Account, any other Collateral or any Account Debtor. Any reasonable attorneys' fees and expenses may, at Purchaser's option, be netted against the Reserve as set forth in Section 3.3.
  Term and Termination. The term of this Domestic Agreement shall be for one (1) year from the date hereof, and from year to year thereafter unless terminated in writing by Purchaser or Seller. The effective date of any such termination shall be the "Termination Date". Seller and Purchaser shall each have the right to terminate this Domestic Agreement at any time provided that if Purchaser terminates this Domestic Agreement within the first six (6) months during the initial one year term or any additional one-year terms, the Commitment Fee shall be pro-rated on a weekly basis. Notwithstanding the foregoing, any termination of this Domestic Agreement shall not affect Purchaser's security interest in the Collateral and Purchaser's ownership of the Purchased Accounts, and this Domestic Agreement shall continue to be effective, and Purchaser's rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full.
  Miscellaneous.
    Severability. In the event that any provision of this Domestic Agreement is held to be invalid or unenforceable, this Domestic Agreement will be construed as not containing such provision and the remainder of the Domestic Agreement shall remain in force and effect.
    Choice of Law. This Domestic Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
    Notices. All notices shall be given to Purchaser at the address identified above and to Seller at the address set forth in Schedule 1 and shall be deemed to have been delivered and received: (A) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage prepaid; (B) one (1) calendar day after deposit with an overnight mail or messenger service; or (C) on the same date of transmission if sent by hand delivery, telecopy, telefax, or telex.
    Titles and Section Headings. The titles and section headings used herein are for convenience only and shall not be used in interpreting this Domestic Agreement.
  Definitions. All terms used herein which are defined in the California Uniform Commercial Code shall have the meaning given therein unless otherwise defined in this Domestic Agreement. The term "including" is not limiting or exclusive. When used herein, the following terms shall have the following meanings.

"Account" shall mean all accounts, accounts receivable, chattel paper, contract rights, documents, general intangibles, instruments, letters of credit, letter-of -credit rights, supporting obligations, banker's acceptances, and other rights to payment, and proceeds thereof.

"Account Balance" shall mean, on any given day, the gross face amount of all Purchased Accounts unpaid on that day.

"Account Debtor" shall have the meaning set forth in the California Uniform Commercial Code and shall include any person liable on any Purchased Account, including any guarantor of the Purchased Account and any issuer of a letter of credit or banker's acceptance.

"Adjustment(s)" shall have the meaning set in Section 3.1.

"Administrative Fee" shall have the meaning as set forth in Section 2.2.

"Advance" shall have the meaning set forth in Section 1.3.

"Chargeback Amount" shall have the meaning set forth in Section 3.3.

"Code" means the California Commercial Code as in effect on July 1, 2001, as the same may be amended from time to time.

"Collateral" shall have the meaning set forth in Section 6.

"Commitment Fee" shall have the meaning set forth in Section 2.3.

"Customer Payments" shall have the meaning set forth in Section 2.7.

"Eligible Accounts" shall mean Accounts that have been approved by Purchaser in its reasonable credit judgment. Without limiting the criteria to be applied by Purchaser in establishing which Accounts are Eligible Accounts, Purchaser shall exclude any Account that does not satisfy any one or more of the criteria set forth below:

      such Account was created in the ordinary course of Seller's business;
      such Account is represented by an invoice in form acceptable to Purchaser; the Purchaser acknowledges that the Seller's standard form of invoice attached hereto as Exhibit C is acceptable;
      the invoice that is delivered by Seller to the Account Debtor or a subsequent notice delivered by Seller to the Account Debtor with respect to such Account instructs the Account Debtor to make payment directly to the Purchaser;
      Seller has delivered to Purchaser such original documents as Purchaser may have requested pursuant to Section 1.1 in connection with such Account and, if requested by Purchaser, Purchaser shall have received from the Account Debtor a verification of such Account, reasonably satisfactory to Purchaser;
      the amount of such Account represented by the invoice is absolutely owing to Seller;
      the goods giving rise to such Account were not at the time of the sale subject to any liens except those of Purchaser and any other liens approved in writing by Purchaser;
      such Account is not evidenced by chattel paper or an instrument of any kind;
      such Account is due not more than sixty (60) days from the date of the invoice (unless approved in writing by Purchaser on a case-by-case basis);
      such Account arises from a bona fide completed sale of goods or performance of services, which goods and services have been delivered to, or performed for, and in either case accepted by, the Account Debtor;
      such Account does not arise from the delivery of any toolings, samples, trial merchandise, promotional or demonstration material;
      such Account does not arise from a sale to an individual acting with respect to his or her own personal, family or household consumption;
      such Account does not arise from progress billings (i.e., billings representing a percentage of the amount due upon completion or achievement of a contractual milestone but where failure to complete or deliver the remaining work or goods may constitute an offset, defense or counterclaim to payment);
      such Account does not arise from a retention (i.e., a percentage of the amount payable to Seller pursuant to the contract which is withheld by the Account Debtor until a time after completion) nor is such Account subject to holdbacks for retention;
      such Account does not arise from a bill and hold sale (i.e., a sale in which the Account Debtor has been invoiced without either delivery or acceptance of the goods or services or transfer of title of the goods, even when the goods are held and the invoices are issued at the Account Debtor's request);
      such Account does not arise from a sale on consignment, "sale or return" or "sale on approval" (i.e., sales in which title purports not to pass or has not passed to the Account Debtor until payment, resale, acceptance or otherwise);
      such Account does not arise from a guaranteed sale (i.e., a sale in which the Account Debtor reserves the right to return any unsold goods even if title purports to pass to the Account Debtor);
      such Account does not arise on terms under which payment may be conditional or contingent in any way;
      there are no contra relationships (i.e., a situation in which the Seller owes the Account Debtor money), setoffs, deductions, allowances, counterclaims or disputes existing with respect to such Account and to the knowledge of Seller there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof;
      neither the Account Debtor nor any officer or employee of the Account Debtor is an officer, employee or agent of or is affiliated with Seller, directly or indirectly;
      the Account Debtor is neither the United States nor any State, subdivision, municipality, department or agency of the United States, unless there has been compliance with the Federal Assignment of Claims Act or any similar State or local law, if applicable;
      the Account Debtor's chief executive office and principal place of business are located in the United States;
      the Account Debtor is not the subject of any bankruptcy or insolvency proceeding of any kind;
      such Account is owed by an Account Debtor deemed creditworthy at all times by Purchaser;
      there are no facts existing or threatened which might result in any adverse change in the Account Debtor's financial condition;
      such Account has not been reduced from the original amount billed by Seller by credit memo, offset, or adjustment of any kind, or by partial payment subsequent to the invoice date (unless such partial payments were paid pursuant to Accounts due within sixty (60) days from the date of invoice and which have not remained unpaid for more than ninety (90) days after the original invoice date);
      such Account has not remained unpaid for more than ninety (90) days after the original invoice date;
      such Account is owed by an Account Debtor whose total indebtedness to Seller does not exceed the amount of any customer credit limit as established, and changed, from time to time by Purchaser on notice to Seller (Accounts excluded from Eligible Accounts solely by reason of this subsection (aa) shall nevertheless be considered Eligible Accounts in an amount not to exceed the customer credit limits); and
      those additional eligibility criteria set forth in Schedule 1.

"Event of Default" shall have the meaning set forth in Section 7.

"Exim Agreement" means that certain Export-Import Bank Factoring Agreement by and between Seller and Purchaser dated as of even date herewith.

"Finance Fees" shall have the meaning set forth in Section 2.1.

"Maximum Commitment" shall have the meaning set forth in Section 1.2.

"Obligations" shall mean all advances, obligations, indebtedness and duties owing by Seller to Purchaser of any kind or nature, present or future arising under or in connection with this Domestic Agreement entered into between Purchaser and Seller, whether direct or indirect, including all Advances, Finance Fees, Administrative Fees, Chargeback Amounts, attorneys' fees and expenses.

"Other Fees" shall have the meaning set forth in Section 2.5.

"Purchased Accounts" shall mean all Accounts identified on any Schedule of Accounts delivered by Seller to Purchaser which Purchaser elects to purchase and for which Purchaser makes an Advance, and all monies due or to become due thereunder.

"Remittance" shall have the meaning set forth in Section 3.4.

"Reserve" shall have the meaning set forth in Section 1.3(A).

"Reserve Purchased Account" shall have the meaning set forth in Section 1.3(B).

"Schedule of Accounts" shall have the meaning set forth in Section 1.1.

"Schedule of Liens" shall mean the schedule of purchase money or leased liens on equipment not financed by Purchaser attached hereto and approved by Purchaser.

"Schedule" shall have the meaning set forth in the second introductory paragraph of this Domestic Agreement.

"Settlement Date" shall mean the last day of each Settlement Period.

"Settlement Period" shall mean each seven-day period beginning on Wednesday of each week and ending at the close of business on the Tuesday of the immediately following week.

"Termination Date" shall have the meaning set forth in Section 10.

"Transaction Fees" shall have the meaning set forth in Section 2.4.

"Uniform Commercial Code jurisdiction" means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Domestic Agreement on the day and year written above.

"PURCHASER" PACIFIC BUSINESS FUNDING, a division of Cupertino National Bank By _/s/_Melvin L. Robbins______________ Title _Sr. Vice President________________ /s/ Kevin O'Hare EVP	"SELLER" SOUTHWALL TECHNOLOGIES INC. a Delaware corporation By _/s/ Michael E. Seifert_______________ Title _Sr. Vice President & CFO__________

Exhibit A

PACIFIC BUSINESS FUNDING

a division of Cupertino National Bank

SCHEDULE OF ACCOUNTS

SELLER: DATE:

Invoice Date	Invoice Number	Account Debtor Information (Print or Type)	Purchase Order #	Invoice Amount

The Seller named above, hereby delivers this Schedule of Accounts to Pacific Business Funding, Purchaser, pursuant to a Domestic Factoring Agreement between Purchaser and Seller. The undersigned represents that he or she is authorized representative of Seller with full right, power and authority to deliver this Schedule of Accounts to Purchaser. The Accounts evidenced by the invoices on this Schedule of Accounts are submitted for purchase under the terms and conditions of the Domestic Factoring Agreement now in force. THE UNDERSIGNED ATTESTS THAT THESE INVOICES REPRESENT ACTUAL SALES AND THAT SHIPMENT/DELIVERY OF GOODS AND /OR COMPLETION OF SERVICES HAVE BEEN MADE. The undersigned further attests that all of the representations and warranties in Section 5 of the Domestic Factoring Agreement are true and correct with respect to each of the Accounts and Account Debtors described on this Schedule of Accounts.

Disbursement Instructions:

Authorized Signature:

Print Name:

Total	$
Less Reserve
Other Adjustments:
Net Advance
Check#	Check Date

Exhibit B

(General Assignment Letter)

(Date)

(Account Debtor Name)

Attention: Accounts Payable Dept.

We are pleased to announce that we have entered into an agreement with Cupertino National Bank. This agreement will help us meet our cash needs, maintain our growth, and better serve you, the customer.

Under the terms and conditions of this agreement, and to expedite our availability of funds, all amounts due or to become due to us by you, and all current and future invoices from us, have been assigned to, and payments should be sent to:

Cupertino National Bank

P.O. Box 2045

Cupertino, CA 95015-2045

Please consider this letter your authorization to pay to Cupertino National Bank all invoices you receive from (Client Name). This assignment will remain in effect until you are notified in writing by Cupertino National Bank and us. If you have any questions about these changes, please call me at (Client Phone #) or Cupertino National Bank at 408-255-9300.

Please be advised that failure to pay Cupertino National Bank as set forth above may result in double liability to you.

Thank you for your cooperation in complying with these instructions.

Sincerely,

John Doe

Owner

Exhibit C

(Form of Borrower's invoice to be reviewed and approved by Purchaser)

Schedule of Liens

(To be approved by Purchaser)

Secured Party	Jurisdiction	File Type	File Number	File Date
VAResources, Inc.	Delaware Secretary of State	UCC-1	11497945	10/25/2001
IBM Credit Corporation	Delaware Secretary of State	UCC-1	20360838	1/18/2002
Teijin Limited	Delaware Secretary of State	UCC-1	20796346	3/28/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	21202799	4/25/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	21338718	5/8/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	21997927	7/26/2002
IBM Credit Corporation	Delaware Secretary of State	UCC-1	22225310	8/28/2002
Academy Corporation	Delaware Secretary of State	UCC-1	30637796	3/14/2003
Tokai Financial Services	California Secretary of State	UCC-1	9908160372	3/11/1999
Crown Credit Company	California Secretary of State	UCC-1	9909860692	3/31/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9922160432	7/28/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9922260697	8/29/1999
Handy & Harmon	California Secretary of State	UCC-1	9925860467	9/10/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9930661180	10/25/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	9930661182	10/25/1999
Matrix Funding Corporation	California Secretary of State	UCC-1	0007560767	3/13/2000
Academy Precision Materials	California Secretary of State	UCC-1	0116960718	6/11/2001
US Bancorp	California Secretary of State	UCC-1	0228360154	10/8/2002
Teijin Limited	Arizona Secretary of State	UCC-1	0966705-0	5/6/1997
Matrix Funding Corporation	Arizona Secretary of State	UCC-1 (amended by UCC-3 filed 5/15/2000)	1077342-0	7/23/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1090220-0	10/26/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1090221-0	10/26/1999
Matrix Funding Corporation	Arizona Secretary of State	UCC-1	1107904-0	3/13/2000
Handling Systems, Inc. (Assignee of Secured Party is Raymond Leasing Corporation)	Arizona Secretary of State	UCC-1	1137900-0	9/13/2000
Academy Precision Materials	Arizona Secretary of State	UCC-1	1174895-0	6/7/2001

Deutsche Bank, IKB Deutsche Industriebank, European Investment Bank and the Saxony Government have liens on Production Machine 8, Production Machine 9, Production Machine 10 and related assets in Germany.

Pacific Business Funding

SCHEDULE 1

TO

DOMESTIC FACTORING AGREEMENT

Seller: SOUTHWALL TECHNOLOGIES INC.

Address: 3975 East Bayshore Road, Palo Alto, CA 94303

email address: JLIPSCOMB@SOUTHWALL.COM

Date: May 16, 2003

This Schedule forms an integral part of the Domestic Factoring Agreement between Pacific Business Funding ("Purchaser") and the above Seller of even date. All references in this Schedule 1 to Sections shall be references to Sections of the Domestic Factoring Agreement unless otherwise indicated. All defined terms used in this Schedule 1 shall have the definitions assigned to such terms in the Domestic Factoring Agreement unless otherwise indicated.

  ADVANCE AND RESERVE.

Advance Rate: Section 1.3	Percentage of face amount of the Accounts for Advance: Seventy Percent (70%).
Reserve: Section 1.3	Percentage of Account balance for Reserve: N/A.

  MAXIMUM COMMITMENT.

Maximum Commitment: Section 1.2	The Maximum Commitment means an amount equal to the lesser of (a) Five Million Dollars ($5,000,000), or (b) the Advance Rate.

  FEES.

Finance Fees: Section 2.1

  A rate equal to the Seven Percent (7.00%) above the Prime Rate (as defined herein). All computations of Finance Fees shall be calculated on the basis of a three hundred and sixty (360) day year. "Prime Rate" means the variable rate of interest, per annum, most recently announced by Cupertino National Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Cupertino National Bank.

Administrative Fees: Section 2.2	N/A.
Commitment Fees: Section 2.3

  Three Quarters of One Percent (0.75%) of the Maximum Commitment, which fee is payable on the execution date of the Domestic Factoring Agreement, and on each anniversary of the execution date thereafter for each year in which the facility is renewed.

Transaction Fees: Section 2.4	N/A.
Other Fees: Section 2.5

  $_________________ Transbox Fees.

  $_________________ Wire Fees.

  $_________________ Other Purchaser service fees.

  $_________________ Fees related to Export-Import Bank Guarantee.

  All such other fees are due upon rendering of services or the incurrence of fees, as applicable.

  CREDITING PAYMENTS.

Crediting Payments: Section 2.7	To allow for application of payments and for purposes of computing Finance Fees, all payments shall be applied to the Obligations two (2) business days after payments are received by Purchaser.

  REPURCHASE FEE.

Repurchase Fee: Section 2.8	None.

  OTHER COVENANTS.

Other Covenants: Section 5(V)	Seller shall, at all times comply with the following additional covenants:

  (i) Insurance: Seller shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers that are reasonably acceptable to Purchaser provided that Purchaser acknowledges that the insurers on the attached schedule are acceptable. All insurance policies related to the Collateral shall name Purchaser as the additional insured and loss payee. Seller shall deliver to Purchaser a loss payee endorsement in form reasonably satisfactory to Purchaser.

  (ii) Financial Reporting: Seller shall deliver to purchaser the following financial reports in form and substance satisfactory to purchaser (collectively the "Financial Statements"): (a) an income statement, statement of cash flows, balance sheets, accounts receivable aging (foreign and domestic), and an accounts payable aging within twenty (20) days of the end of each month;(b) quarterly reviewed financial statements on or before the date such financial statements are required by NASDAQ, but in no event later than forty-five (45) days of the end of each quarter; and (c) annual unqualified audited financial statements on or before the date such financial statements are required by NASDAQ, but in no event later than ninety (90) days of the end of Seller's fiscal year.

  (iii) Tangible Net Worth: Seller shall maintain at all times, measured as of the last day of each quarter, a Tangible Net Worth (as defined herein) of not less than Thirty Three Million Dollars ($33,000,000). "Tangible Net Worth" means Seller's net worth minus intangible assets as categorized by certified public accountant statements prepared in accordance with GAAP.

  (iv) Curent Ratio: Seller shall maintain at all times, measured as of the last day of each quarter, a ratio of current assets to current liabilities of at least 0.70 to 1.00. Current assets and current liabilities shall be as categorized by certified public accountant statements prepared in accordance with GAAP.

  (v) Projected Revenue: As of the last day of each quarter, Seller's revenue shall be equal to or greater than eighty percent (80%) of revenue projected by Seller in projections delivered by Seller to Purchaser for such quarter.

(vi) NASDAQ Listing: Seller shall maintain its listing on the NASDAQ stock market.
(vii) Cupertino National Bank: Seller shall maintain a relationship with Cupertino National Bank.

  (viii) Export-Import Factoring Agreement: The Export-Import Factoring Agreement and the Exim Loan Documents shall be subject to all the terms and conditions stipulated by the U.S. Ex-Im Bank Working Capital Guarantee Program Guidelines.

  GRANT OF SECURITY interest IN COMMERCIAL TORT CLAIMS.

Commercial Tort Claims: Section 6.1	Confirm none.

  _______NONE________________________

  DEFINITIONS; ELIGIBLE ACCOUNTS

Eligible Accounts Section 12	See Domestic Factoring Agreement.

  (cc) such Account is not owed by an Account Debtor who has, or whose affiliates have, invoices due Seller which remain unpaid for more than ninety (90) days after the original invoice date comprising more than a percentage to be determined by Purchaser of the Accounts of such Account Debtor or its affiliates owed to Seller;

  (dd) the aggregate amount of all Accounts owed by the Account Debtor and/or such Account Debtor's affiliates does not exceed a percentage to be determined by Purchaser of the aggregate amount of all otherwise Eligible Accounts (Accounts excluded from Eligible Accounts solely by reason of this subsection (dd) shall nevertheless be considered Eligible Accounts in an amount not to exceed a percentage to be determined by Purchaser of the aggregate face amount of all otherwise Eligible Accounts).

  SELLER INFORMATION:

  Type of Organization of Seller: Corporation

  Section 5(L)

  State of organization of Seller: Delaware

  Section 5(L)

  Organization number issued by State of organization: 0865245

  Section 5(L)

  Federal Tax Identification Number: 94-2551470

  Section 5(L)

  Prior Names of

  Seller:

  Section 5(L): N/A

  Prior Trade

  Names of Seller

  Section 5(L): N/A

  Existing Trade Southwall Technologies, Inc.

  Names of Seller

  Section 5(L):

  Chief Executive Off ice 3975 East Bayshore Road, Palo Alto, CA 94303

  Section 5(L):

  Other Locations (1) 8175 South Hardy Drive, Tempe, AZ 85284

  And Addresses: (2) Southwallstrasse 1, D-01900 Grossrohersdorf, Germany

  Section 5(L): (3) Rue Emile Montoisy 2, B-1460 Ittre, Belgium

Seller: Southwall Technologies Inc. By: _/s/ Michael E. Seifert________ Title: _Sr. Vice President & CFO__	Purchaser: Pacific Business Funding, a division of Cupertino National Bank By: _/s/ Melvin L. Robbins_______ Title:_Sr. Vice President_______

  Section 5(V)(i)

  [Insurers- To be approved by PBF]

  Pacific Business Funding

    SCHEDULE 2 TO

    DOMESTIC FACTORING AGREEMENT

    Seller: SOUTHWALL TECHNOLOGIES INC.

    Address: 3975 East Bayshore Road, Palo Alto, CA, 94303

    email address: JLIPSCOMB@SOUTHWALL.COM

    Date: May 16, 2003

    This Schedule 2 forms an integral part of the Domestic Factoring Agreement between Pacific Business Funding ("Purchaser") and the above Seller of even date. All defined terms used in this Schedule 2 shall have the definitions assigned to such terms in the Domestic Factoring Agreement unless otherwise indicated.)

      PATENTS AND PATENT APPLICATIONS

  PATENTS
		REGISTER	PATENT
PATENT NAME	STATUS	DATE	NUMBER
Antireflection Coating-Europe	Active	8/12/93	0655974
Antireflection Coating-USA	Active	2/27/96	5494743
Antireflection Coating with Lube Layer US	Active	4/28/98	5,744,227
Antireflection Coatings Taiwan	Active	11/21/97	NI-090742
Color Corrected HR Films-USA	Active	12/31/91	5,071,206
Curved Triple Pane - Canada	Active	5/31/94	1,329,895
Curved Triple Pane - Europe	Active	12/31/94	396619
Curved Triple Pane Glazing-Belgium	Active	1/11/89	0396619
Curved Triple Pane Glazing-England	Active	1/11/89	0396619
Curved Triple Pane Glazing-France	Active	1/11/89	0396619
Curved Triple Pane Glazing-Germany	Active	1/12/89	0396619
Curved Triple Pane Glazing-Italy	Active	1/11/89	0396619
Curved Triple Pane Glazing-Switzerland	Active	1/11/89	0396619
Curved Triple Pane Glazing-USA	Active	8/31/89	4,853,264
Double-sided Reflector Films US	Active	11/24/98	5,840,161
Duol Titanium Nitride Layers for Solar Control - US	Active	11/2/98	6,451,182
Gold-Clad-Silver-Layer-Containing Films - US	Active	4/25/97	6,255,003
Heat Reflecting Composite Films Austria	Active	11/15/95	0454666
Heat Reflecting Composite Films Belgium	Active	11/15/95	0454666
Heat Reflecting Composite Films France	Active	11/15/95	0454666
Heat Reflecting Composite Films Germany	Active	11/15/95	6824853.9

		REGISTER	PATENT
PATENT NAME	STATUS	DATE	NUMBER
Heat Reflecting Composite Films Italy	Active	11/15/95	0454666
Heat Reflecting Composite Films Korea	Active	9/8/97	123162
Heat Reflecting Composite Films Netherlands	Active	11/15/95	0454666
Heat Reflecting Composite Films Sweden	Active	11/15/95	0454666
Heat Reflecting Composite Films Switzerland	Active	11/15/95	0454666
Heat Reflecting Composite Films UK	Active	11/15/95	0454666
Heat Reflecting Films-USA	Active	1/31/89	4,799,745
Hi Perf Multi Glazing - Canada	Active	5/31/94	2,022,357
Hi Resis Chromium Films-USA	Active	7/31/89	4,846,949
High Perf Thermal-USA	Active	8/13/96	5544465
High Perf, Thermally Insulating Multipane Glazing Structure-Europe	Active	7/27/90	485505
HR Composite Films-Brazil	Active	1/23/89	PI 8907876-4
HR Composite Films-Europe	Active	1/23/89	0454666
HR Films-Australia	Active	6/30/88	625754
Hydrogenerating a layer of an Antireflection Coating	Active	4/9/02	6,368,470
Improved Corrosion Resistant US	Active	4/23/96	5510173
Improved Corrosion Resistant US	Active	6/9/98	5,763,063
Improved Laminate Structure and Process for ITS Production-Australia	Active	7/24/96	(67150/96)
Laminate Structure and process for its production	Active	9/24/02	6,455,141
Lighting Fixture-USA	Active	10/31/93	5,251,064
Low Trans Reflect Glazing-USA	Active	4/30/94	5,306,547
Metal on Plastic Films with Adhesion-Promoting Layer - Germany	Active	2/5/93	69,425,488
Metal on Plastic Films - Taiwan	Active	5/15/97	083768
Metal on Plastic Films-USA	Active	12/31/96	5589280
Method of Making Antireflective Coating - US	Active	7/21/98	5,783,049
Multi Pane Glass - Germany	Inactive	11/30/80	3,043,973
Multi Pane Glass - Japan	Inactive	8/31/92	1694382
Multi Pane Glass - Korea	Inactive	7/31/91	44849
Multilayer Absorbing Antireflective Coatings US	Active	3/4/99	09/262,602
Multilayer Heat-Reflecting Composite Film and Glazing Products JP	Active	3/19/99	(1-501835)
Multi-Layer HR Film - Canada	Active	4/30/95	1335086
Multilayer Topcoat for an Optical Member-Taiwan	Active	2/11/01	126,643
Multilayer Topcoat for an Optical Member-US	Active	1/22/98	5,981,059
Multiple Pane Glass Unit - Japan	Active	10/3/84	1891766
Optical Sealed Glass - Korea	Active	7/31/89	43008
Thermally Insulating Glazing Structure US	Active	7/28/98	5,784,853
Transverse Uniformity - USA	Active	7/31/89	4,849,087
Triple Pane Glazing - Austria	Active	6/30/93	E84109B
Vacuum Deposition of Bus Bars onto Conductive Transparent Film US	Active	2/1/00	6,204,480
Wavelength Selective Applied Films with Glare Control - US	Active	8/24/98	6,034,813

  PATENT APPLICATIONS
PATENT NAME	PATENT APPLICATION NUMBER

HIGH PERF INSULT MULTI-GLAZING STRUCTURE-ITALY	0485505
THERMALLY INSULATING MULTIPANE GLAZING STRUCTURE-EPO	93916438.0
HIGH PERF INSULT MULTI-GLAZING STRUCTURE-SWITZERLAND	0485505
VACUUM DEPO. OF BUS BARS-COND. TRANS FILMS-BDSM 025297-350-Euro	01 906 525.9
VACUUM DEPO. OF BUS BARS-COND. TRANS FILMS-BDSM 025297-351-Japan	01 906 525.9
VACUUM DEPO. OF BUS BARS-TRANS. FILMS-PCT US 01/00672	PCT/US01/00672
IMPROVED LIGHTING FIXTURE REFLECTORS-BELGIAN	92909081.9
IMPROVED LIGHTING FIXTURE REFLECTORS-FRENCH	92909081.9
IMPROVED LIGHTING FIXTURE REFLECTORS-GERMAN	P 692 31275.7-08
IMPROVED LIGHTING FIXTURE REFLECTORS-EUROPEAN	92909081.9
IMPROVED LIGHTING FIXTURE REFLECTORS-JAPAN	04508755
IMPROVED LIGHTING FIXTURE REFLECTORS-UK	92909081.9
DOUBLE-SIDED-REFLECTOR FILMS" APP. CANADA PART OF US 11277	2199634
DOUBLE-SIDED-REFLECTOR FILMS" APP. EPC/EPO BASED ON US 11277	95931722.3
DOUBLE-SIDED-REFLECTOR FILMS" APP. (PCT US95/11277) JAPAN	8-509643
DOUBLE-SIDED-REFLECTOR FILMS" APP. 97/701559 KOREA	97-701559
DOUBLE-SIDED-REFLECTOR FILMS" APP. -US 08/373,633	08/373,633
DOUBLE-SIDED-REFLECTOR FILMS" -US	09/050,745
DOUBLE-SIDED-REFLECTOR FILMS" APP. BASED ON US95/11277 UKRAINE	PCT/US95/11277
ANTIREFLECTING COATINGS - CANADA	2142847
MULTI LAYER TOPCOAT FOR OPTICAL MEMBER - PCT	PCT/US98/14794
METAL ON PLASTIC FILMS WITH ADH PROMO LAYER - FRENCH	94908723.3
METAL ON PLASTIC FILMS WITH ADH PROMO LAYER - NETHERLANDS	94908723.3
METAL ON PLASTIC FILMS WITH ADH PROMO LAYER - EPC/EPO	94908723.3
METAL ON PLASTIC FILMS WITH ADH PROMO LAYER - JAPAN	6-518265
METAL ON PLASTIC FILMS WITH ADH PROMO LAYER - UK	94908723.3
GOLD CLAD SILVER LAYER CONT FILMS INDONESIA	P-940427
GOLD CLAD SILVER LAYER CONT FILMS MALAYSIA	P19400652
GOLD CLAD SILVER LAYER CONT FILMS THAILAND	021867
ANTIREFLECTIVE COATINGS EUROPE	96912545.9
ANTIREFLECTIVE COATINGS JAPAN	85 104 153
IMPROVED LAMINATE STRUCTURE CANADA	2,227,758
IMPROVED LAMINATE STRUCTURE CZECH REPUBLIC	PV-218-98
IMPROVED LAMINATE STRUCTURE EPO	PCT/US96/12393
IMPROVED LAMINATE STRUCTURE JAPAN	09-506972
IMPROVED LAMINATE STRUCTURE KOREA	10-1998-700541
IMPROVED LAMINATE STRUCTURE RUSSIA	98103242
RETROFIT HEAT MIRROR ARRANGEMENT US	09/126067
WAVELENGTH SEL APPLIED FILMS GLARE CONTROL - US	09/138,823
ASS. CHGES - FILE NAT'L PHASE APPLN - AUST SWL-005AU	52532/99
PTO FEE SWL-005CN DOC. & FED EXP. FEES FOR FILING IN CHINA	99809935.X

PATENT
APPLICATION
PATENT NAME (Continued)	NUMBER
SWL-006EP ANNUITY FOR EUROPEAN PATENT APPLICAT.	99 937 770.8
SWL-005JP APPLN DOC.& CHARGES IN JAPAN	PCT/US99/17610
SWL-005IL APPLN DOC. & CHARGES IN ISRAEL	2000-566703
SWL-005KR APPLN DOC. & CHARGES IN KOREA	10-2001-7002157
PCT-WAVELENGTH SELECTIVE APPLIED FILMS WITH GLARE CONTROL	PCT/US99/17610
HK-WAVELENGTH SEL APPLIED FILMS GLARE CONTROL	02100345.0
DUOL TITANIUM NITRIDE LAYERS FOR SOLAR CONTROL	09/184,416
SWL-008 INITIATE NATIONAL APPLICATIONS IN AUSTRALIA	17100/00
SWL-008 INITIATE NATIONAL APPLICATIONS IN SINGAPORE	99813054.0
SWL-008 INITIATE NATIONAL APPLICATIONS IN INDIA	IN/PCT/2001/00598
SWL-008 INITIATE NATIONAL APPLICATIONS IN INDONESIA	W-00200101200
TW-DUAL TITANIUM NITRIDE LAYERS FOR SOLAR CONTROL	088118890
SWL-008 INITIATE NATIONAL APPLICATIONS IN CHINA	200102152-6
PCT-DUOL TITANIUM NITRIDE LAYERS FOR SOLAR CONTROL	PCT/US99/25416
MULTILAYER ABSORBING ANTIREFLECTIVE COATING - PCT	99 912 299.7-2108
MULTILAYER ABSORBING ANTIREFLECTIVE COATING	HEI.11-545111
MULTILAYER ABSORBING ANTIREFLECTIVE COATING	10-1999-7010167
MULTILAYER ABSORBING ANTIREFLECTIVE COATING	88119628
MULTILAYER ABSORBING ANTIREFLECTIVE COATING	PCT/US99/04906
SWL-009 FEES UNION PATENT SERVICE CENTER - TAIWAN	89128111
SWL-009PCT TRANSMIT INT'L SEARCH REPORT TO CLIENT	PCT/US00/34538
TWO-LAYER ANTIREFLECTION COATING FOR A TRANSPARENT SUBSTRATE	09/577,243
SWL-010 US APPLICATION TO EST AB. PRIORITY IN TAIWAN	90112480
SWL-010 PCT FILING FOR INTERNATIONAL APPLICATION	PCT/US01/16208
SWL-008-D DUOL TITANIUM NITRIDE LAYERS FOR SOLAR CTL	09/751,123
SWL-012PCT APPN TITANIUM NITRIDE OPTICAL LAYERS TO CRACK	PCT/US03/04717
SWL-013 LOCALIZATION OF HEATING OF A COND.COAT.WIN.	10/245,351
  PATENT LICENSES

Patent Name Licensor Licensee Patent Number

            TRADEMARKS AND TRADEMARK APPLICATIONS

  TRADEMARKS
	DATE	TRADEMARK	CURRENT
TRADEMARK NAME	ISSUED	NUMBER	STATUS
CALIFORNIA SERIES & design - USA	09/01/94	1854671	ACTIVE
CALIFORNIA SERIES & design - Australia	01/01/95	650544	ACTIVE
CALIFORNIA SERIES Logo - USA	03/01/95	1886789	ACTIVE
HEAT MIRROR - Australia	07/01/93	B537345	INACTIVE
HEAT MIRROR - Austria	10/31/81	97828	INACTIVE
HEAT MIRROR - California	02/28/89	89464	INACTIVE
HEAT MIRROR - Denmark	08/01/92	07.3631992	INACTIVE
HEAT MIRROR - Finland	08/01/93	127374	ACTIVE
HEAT MIRROR - France	06/30/81	1675950	INACTIVE
HEAT MIRROR - Norway	02/01/93	154944	INACTIVE
HEAT MIRROR - Singapore	03/01/90	227990	INACTIVE
HEAT MIRROR - Switzerland	10/01/92	395742	ACTIVE
HEAT MIRROR & Triangle - USA	03/01/94	1826355	ACTIVE
HEAT MIRROR TRADEMARK APPLICATION - BENELUX	06/17/97	374214	ACTIVE
HEAT MIRROR TRADEMARK APPLICATION - TAIWAN	05/01/95	679234	ACTIVE
HEAT MIRROR - Japan	10/01/94	1724502	ACTIVE
HEAT MIRROR - New Zealand-Class 17	07/01/97	B203065	ACTIVE
HEAT MIRROR - New Zealand-Class 19	07/01/97	B203066	ACTIVE
HEAT MIRROR - Spain	10/01/91	1660269	ACTIVE
HEAT SEAL & design - Australia	06/01/92	145020	INACTIVE
HEAT SEAL & design - Benelux	06/01/92	514768	INACTIVE
HEAT SEAL & design - Denmark	10/01/92	092751992	INACTIVE
HEAT SEAL & design - France	06/01/92	92423834	INACTIVE
HEAT SEAL & design - Germany	06/17/92	2039074	INACTIVE
HEAT SEAL & design - Korea	06/01/92	284453	ACTIVE
HEAT SEAL & design - Sweden	06/01/92	244555	INACTIVE
HEAT SEAL & design - USA	10/12/93	1798701	ACTIVE
Heat Seal design - England	07/01/92	1505752	INACTIVE
HEAT SHIELD - Spain	07/08/92	1711522	INACTIVE
SOLIS - USA	09/01/96	2001973	ACTIVE
SOUTHWALL logo design - USA	03/31/86	1392171	ACTIVE
SOUTHWALL - Japan	07/01/94	1702927	ACTIVE
SOUTHWALL - USA	09/30/92	1713655	INACTIVE
Super Glass - France	11/01/92	92443238	INACTIVE
Super Glass - Sweden	09/01/93	258776	ACTIVE
SUPERGLASS - Benelux	11/01/92	519.697	INACTIVE

	DATE	TRADEMARK	CURRENT
TRADEMARK NAME	ISSUED	NUMBER	STATUS
SUPERGLASS - USA	05/18/93	1771477	INACTIVE
SUPERGLASS & design - Finland	10/01/96	202460	ACTIVE
Superglass System & design - Denmark	03/01/94	VR020671994	ACTIVE
Superglass System & design - Germany	01/01/94	2076727	ACTIVE
Superglass System & design - Thailand	12/01/95	KOR24344	ACTIVE
SUPERGLASS SYSTEM AND DESIGN - FINLAND	10/01/96	202460	ACTIVE
SUPERGLASS - Greece	01/01/93	112.228	ACTIVE
SUPERGLASS - Italy	11/01/92	644842	ACTIVE
SUPERGLASS - Spain	12/01/92	1734014	ACTIVE
SWT & S logo design - USA	05/30/86	1400945	ACTIVE
SWT - USA	07/31/86	1385005	ACTIVE
XIR - China	11/01/94	715559	ACTIVE
XIR - France	06/01/93	93472654	ACTIVE
XIR - Thailand	08/01/95	KOR21610	ACTIVE
XIR - Taiwan	01/01/95	667973	ACTIVE
XIR - USA renewed 4/97	04/30/91	1642446	INACTIVE
XIR - MALAYSIA	05/08/93	9303134	INACTIVE
XIR - Canada	08/01/96	TMA461407	ACTIVE
XIR - Hong Kong	06/01/93	02327/96	ACTIVE
XIR - Indonesia	05/01/93	305035	INACTIVE
XIR - Italy	05/01/93	00660505	INACTIVE
XIR - SINGAPORE	05/14/93	359693	INACTIVE
XUV - Canada	08/01/94	431350	ACTIVE
XUV - Korea	03/01/92	234732	INACTIVE
XUV - USA	02/28/90	1582540	INACTIVE

  TRADEMARK APPLICATIONS

CURRENT TRADEMARKS APPLICATIONS LIST:

HEAT MIRROR TRADEMARK APPLICATION -CZECH REPUBLIC	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -HUNGARY	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -KAZAKHSTAN	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -LATVIA	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -BELARUS	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -POLAND	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -RUSSIA	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -SLOVAKIA	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -TURKEY	185881
HEAT MIRROR TRADEMARK APPLICATION -UKRAINE	IR 676578
HEAT MIRROR TRADEMARK APPLICATION -CROATIA	IR 676578
SUPERGLASS TRADEMARK APPLICATION-KOREA	234732
XIR TURKEY
XIR CHINA	715559
XIR RUSSIA	193747
XIR EUROPE
SOLIS CANADA	542219
SOLIS MEXICO

  TRADEMARK LICENSES

Trademark Name Licensor Licensee Trademark Number

      COPYRIGHT REGISTRATIONS

      Registration No. Title Registration Date V&A Number

      APPLICATIONS FOR COPYRIGHT REGISSTRATION

      Title Date Filed V&A Number

      COPYRIGHT LICENSEES

Licensor Licensee Description

Seller: SOUTHWALL TECHNOLOGIES INC. By: _/s/ Michael E. Seifert_________________ Title: Sr. Vice President & CFO

  Pacific Business Funding
    SCHEDULE 3 TO

    DOMESTIC FACTORING AGREEMENT

    Seller: SOUTHWALL TECHNOLOGIES INC.

    Address: 3975 East Bayshore Road, Palo Alto, CA 94303

    email address: JLIPSCOMB@SOUTHWALL.COM

    Date: May 16, 2003

    This Schedule 3 forms an integral part of the Domestic Factoring Agreement between Pacific Business Funding ("Purchaser") and the above Seller of even date. All defined terms used in this Schedule 3 shall have the definitions assigned to such terms in the Domestic Factoring Agreement unless otherwise indicated.

      DEPOSIT ACCOUNTS AND INVESTMENT SECURITIES
  DESCRIPTIONS OF DEPOSIT ACCOUNTS.
Name of Institution	Address	Account Number	Telephone Number Fax Number
Deutsche Bank	01099 Dresden Glacisstraße 2	710 5370333 02	Tel. 0049 351 4824160 Fax 0049 351 4824 165
Deutsche Bank	01099 Dresden Glacisstraße 2	710 5370333 05	Tel. 0049 351 4824160 Fax 0049 351 4824 165
Deutsche Bank	01099 Dresden Glacisstraße 2	710 5370333 07	Tel. 0049 351 4824160 Fax 0049 351 4824 165
Deutsche Bank	01099 Dresden Glacisstraße 2	710 5370333 08	Tel. 0049 351 4824160 Fax 0049 351 4824 165
Deutsche Bank	01099 Dresden Glacisstraße 2	710 5370333 44	Tel. 0049 351 4824160 Fax 0049 351 4824 165
Bank of America	P.O. Box 37176 San Francisco, CA 94137	01176-18891	Tel 650-324-4433 Fax 650-853-4510
Bank of America	P.O. Box 25118 Tampa, FL 33622	2-3565-1969	Tel 888-287-4637 Fax 803-765-8569
Bank of America	333 S. Beaudry #38325 Los Angeles, CA 90017	66-11-111-7313790	Tel 213-345-5844 Fax 213-345-6060
Bank of the West	One Front St. 18th Floor San Francisco, CA 94111	862-005998	Tel 800-488-2265 Fax 925-210-1064
Cupertino National Bank	3945 Freedom Circle #1000 Santa Clara, CA 95054	3109461	Tel 408-725-4400 Fax 408-844-9902
Cupertino National Bank	3945 Freedom Circle #1000 Santa Clara, CA 95054	3109453	Tel 408-725-4400 Fax 408-844-9902
Deutsche Bank	75378 Paris Cedex 08 Bureaux 3, Avenue de Friedland, 75008 Paris	0539-0745-00	Tel 011-449-56-400 Fax
Bankque Bruxelles	Cahussee de Tervuren 198F B-1410 Waterloo, Belgium	310-1193989-05	Tel 322-357-0130 Fax 322-357-0138
Bankque Bruxelles	Cahussee de Tervuren 198F B-1410 Waterloo, Belgium	310-1194823-63	Tel 322-357-0130 Fax 322-357-0138

      DEPOSIT ACCOUNTS AND INVESTMENT SECURITIES
  DESCRIPTIONS OF DEPOSIT ACCOUNTS.
Name of Institution	Address	Account Number	Telephone Number Fax Number
IKB Deutsche Industriebank AG	10834 Berlin Postfach 11 04 69	2012645574	Tel. 004930310099026 Fax 004930310098026
Deutsche Bank	01099 Dresden Glacisstraße 2	710 5370333 00	Tel. 0049 351 4824160 Fax 0049 351 4824 165
Cupertino National Bank	3945 Freedom Circle #1000 Santa Clara, CA 95054	18201199	Tel 408-725-4400 Fax 408-844-9902
Wells Fargo Bank	444 Market St. San Francisco, CA 94111	12703070	Tel 415-396-3618 Fax 415-541-0299
Wells Fargo Bank	444 Market St. San Francisco, CA 94111	400-0043489	Tel 415-222-4462 Fax 415-399-9280

Seller: SOUTHWALL TECHNOLOGIES INC. By: _/s/ Michael E. Seifert_____________ Title: Sr. Vice President & CFO